SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act


                                 March 21, 2002
                                 Date of Report
                           (Date of Earliest Reported)


                                 EnterNet, Inc.
                       (Name of Small Business Registrant)



       Nevada                        0-32253                    87-0650264
(State of Incorporation)           (Commission               (I.R.S. Employer
                                   File Number)           Identification Number)


               14745 North 78th Way, Bldg A, Scottsdale, AZ 85260
           (Address of Principal Executive Offices Including Zip Code)


                                 (480) 778 2415
                           (Issuers Telephone Number)


               11811 N. Tatum Blvd., Suite 3031, Phoenix, AZ 85028 (Former Name, Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OF ASSETS

     The registrant has completed the successful transfer of the intellectual property from iCyberData which included ID Net which is an ASP service and the Court Manager Suite (CMS) of products. The consideration for the transaction is 500,000 shares of the common stock of the Buyer restricted pursuant to Rule 144 of the Securities Act and a note in the amount of $786,000 payable within six
(6) months broken down into monthly payments. A penalty of approximately 100,000 restricted shares per month will be remitted if the payments are not made on time. An additional 500,000 shares of the common stock of the registrant, restricted pursuant to Rule 144 of the Securities Act, shall be remitted to the Seller in 100,000 share increments for each $10,000,000 in revenues generated by the Intellectual Property. these 100,000 shares shall have "piggy back" rights of registration.

ITEM 5. OTHER EVENTS

     Effective immediately, the registrant has changed its address from 11811 N. Tatum Blvd., Suite 3031, Phoenix, AZ 85028 to 14745 North 78th Way, Bldg A, Scottsdale, AZ 85260. Its phone number is 480-778-2415.

ITEM 7. EXHIBITS

     10.1  Intellectual Property Purchase Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                      EnterNet, Inc.


                                      /s/ Craig Robson
                                      ------------------------------------
March 21, 2002                        Craig Robson, President and Director